FOR IMMEDIATE RELEASE

Hagerty Enters into Definitive Agreement to Acquire Broad Arrow Group

TRAVERSE CITY, Mich., August 10, 2022 /PRNewswire/ – Hagerty (HGTY), an automotive lifestyle brand and a leading specialty insurance provider focused on the global automotive enthusiast market, today announced that it has entered into a definitive agreement to acquire all outstanding shares of Broad Arrow Group, which specializes in the transactional segments of the collector car market.

Earlier this year Hagerty acquired approximately 40 percent equity ownership in Broad Arrow Group (Broad Arrow) as a centerpiece of its automotive Marketplace strategy, designed to provide consumers new trust-based platforms for buying, selling and financing collectible cars. Hagerty is now acquiring the remaining 60 percent of Broad Arrow for $64.8 million in an all-stock transaction, with an expected closing date of August 16, 2022.

“In addition to being trusted experts in their field, the Broad Arrow Group team shares our ethos of excellence when it comes to customer experience, so we are a natural fit,” said McKeel Hagerty, CEO of Hagerty. “We expect our additional investment in Broad Arrow to enhance our growth and profitability over time, as we intend to rapidly scale this part of our overall business.”

The live and online collector car auction industry, Hagerty noted, is a substantial financial opportunity for the company. In the last 12 months ending June 30, 2022, Hagerty saw its members buy and sell more than 300,000 collectible cars for nearly $12 billion in value. The Broad Arrow acquisition will provide immediate growth opportunities in a compelling adjacency to the Hagerty ecosystem of products and services serving the vast collectible car market and enthusiasts around the world.

“After working together for a few months, we saw the compelling value proposition for the two organizations to fully integrate,” said Kenneth Ahn, CEO of Broad Arrow Group. “We look forward to serving the collectible car community in the years to come as a part of Hagerty’s comprehensive ecosystem of products and services.”

Hagerty Marketplace features an easy-to-use proprietary automotive classified platform that connects buyers and sellers. Marketplace also provides access to Hagerty's portfolio of automotive-focused offerings, including Hagerty Media and Hagerty Valuation Tools. In April 2022, Hagerty also acquired Speed Digital, an industry leading provider of cloud-based technology solutions for dealers, auction houses, collectors and enthusiasts.

Broad Arrow will host its first live auction in Monterey, California, August 18th in conjunction with Hagerty's Motorlux event (formerly McCall’s Motorworks Revival) located at the Monterey Jet Center. The auction will feature 90 exceptional motorcars within the grounds of this spectacular event, kicking off Monterey Car Week in grand style.

Broad Arrow founders and industry veterans Kenneth Ahn, Alain Squindo, Ian Kelleher, Donnie Gould, Barney Ruprecht, Alexander Weaver, David Swig, Karsten Le Blanc, Ramsey Potts, Madeline Baker and Mike Mortorano, along with their colleagues, will become a part of the Hagerty team as part of the deal, and Kenneth Ahn will continue to lead the team as President of Hagerty Marketplace.

About Hagerty, Inc. (NYSE: HGTY)

Based in Traverse City, Michigan, Hagerty's purpose is to save driving and car culture for future generations and its mission is to build a global business to fund that purpose. Hagerty is an automotive enthusiast brand offering integrated membership products and programs as well as a specialty insurance provider focused on the global automotive enthusiast market. Hagerty is home to Hagerty Drivers Club, DriveShare, Hagerty Valuation Tools, Hagerty Media, Hagerty Drivers Club magazine, MotorsportReg, Hagerty Garage + Social, The Amelia, the Concours d'Elegance of America, the Greenwich Concours d'Elegance, the California Mille, Motorlux, the Hagerty Drivers Foundation and more. For more information on Hagerty, please visit www.hagerty.com, or connect with us on Facebook, Instagram and Twitter.
For more information, visit newsroom.hagerty.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current intentions, expectations, or beliefs regarding the business. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that are difficult to predict and may be outside of our control. Some of the factors that may cause our actual results to differ materially from those contemplated by our forward-looking statements include: (i) our ability to recognize the anticipated benefits of the subject of this press release; (ii) our ability to compete effectively within our industry and attract and retain members; and (iii) the other risks and uncertainties listed in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 24, 2022. This press release should be read in conjunction with the information included in our other press releases, reports and other filings with the SEC. Understanding the information contained in those filings is important in order to fully understand our reported financial results and our business outlook for future periods. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Media Contact: Andrew Heller, aheller@hagerty.com, 231-632-1583

Ian Kelleher, ian.kelleher@broadarrowgroup.com, 917-971-4008

Kevin Behar, kevin@pomppr.com, 647-915-7942